Exhibit 99.2

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets, December 31, 2005 and September 30, 2006 (unaudited)	2

Consolidated Statements of Operations for the nine months ended September 30, 2005 and 2006, and for the period from inception through September 30, 2006 (unaudited)	3

Consolidated Statements of Cash Flows for the nine months ended September 30, 2005 and 2006, and for the period from inception through September 30, 2006 (unaudited)	4

Notes to Interim Consolidated Financial Statements for the nine months ended September 30, 2005 and 2006, and for the period from inception through September 30, 2006 (unaudited)	5

PANDA ETHANOL, INC.

AND SUBSIDIARIES

(A Development Stage Enterprise)

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2005	September 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$25,043	$13,580,933
Restricted cash and cash equivalents	247,000	142,808,377
Restricted short-term investments	—	22,409,556

Total current assets	272,043	178,798,866

Property, plant and equipment:
Construction in progress	—	46,316,920
Development costs and equipment deposits	4,587,921	1,328,247

Total property, plant and equipment	4,587,921	47,645,167

Debt issuance costs, net of accumulated amortization of $207,006 at September 30, 2006	—	9,216,086

Total assets	$4,859,964	$235,660,119

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities - property, plant and equipment	$1,986,508	$4,600,835
Accounts payable and accrued liabilities - operating expenses	56,465	327,180
Accounts payable to related party - operating expenses	—	926,390
Accrued interest	—	326,488
Accrued debt issuance costs	—	88,446
Current portion of financial derivatives	—	53,570

Total current liabilities	2,042,973	6,322,909

Financial derivatives	—	8,908,213

Long-term debt, net	—	135,173,803

Commitments and contingencies (Notes 3 and 5)

Temporary equity - payable to parent	—	4,301,558

Shareholders’ equity:
Preferred stock, par value $.001; 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, par value $.001; 250,000,000 shares authorized; 13,817,341 and 28,800,000 shares issued and outstanding at December 31, 2005 and September 30, 2006	13,817	28,800
Additional contributed capital	9,694,675	96,782,515
Accumulated other comprehensive losses	—	(628,783)
Deficit accumulated during the development stage	(6,891,501)	(15,228,896)

Total shareholders’ equity	2,816,991	80,953,636

Total liabilities and shareholders’ equity	$4,859,964	$235,660,119

See notes to unaudited consolidated financial statements.

PANDA ETHANOL, INC.

AND SUBSIDIARIES

(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2006, AND

FOR THE PERIOD FROM INCEPTION THROUGH SEPTEMBER 30, 2006

(UNAUDITED)

	Nine Months Ended September 30,		Inception Through September 30, 2006
	2005	2006
Development and administrative expenses:
Development and administrative expenses allocated from parent	$3,870,013	$6,470,647	$12,229,105
Other development and administrative expenses	733,379	2,629,014	3,762,057

Total development and administrative expenses	4,603,392	9,099,661	15,991,162
Other expense (income):
Interest income	—	(1,849,606)	(1,849,606)
Interest expense and letter of credit fees	—	1,307,905	1,307,905
Amortization of debt issuance costs	—	114,435	114,435
Change in fair value of financial derivative	—	(335,000)	(335,000)

Total other expense (income)	—	(762,266)	(762,266)

Net loss	$4,603,392	$8,337,395	$15,228,896

Net loss per common share - basic and dilutive:

Net loss per common share	$0.33	$0.41

Weighted average common shares outstanding - basic and dilutive	13,817,341	20,183,599

See notes to unaudited consolidated financial statements.

PANDA ETHANOL, INC.

AND SUBSIDIARIES

(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2006, AND

FOR THE PERIOD FROM INCEPTION THROUGH SEPTEMBER 30, 2006

(UNAUDITED)

	Nine Months Ended September 30,		Inception Through September 30, 2006
	2005	2006
Operating activities:
Net loss	$(4,603,392)	$(8,337,395)	$(15,228,896)
Adjustments to reconcile net loss to net cash used by operating activities:
Interest expense		741,803	741,803
Amortization of debt issuance costs		114,435	114,435
Change in fair value of financial derivative		(335,000)	(335,000)
Increase in accounts payable and accrued liabilities - operating expenses	—	270,715	327,180
Increase in accounts payable to related party - operating expenses	—	926,390	926,390
Increase in accrued interest	—	326,488	326,488

Net cash used in operating activities	(4,603,392)	(6,292,564)	(13,127,600)

Investing activities:
Increase in restricted cash and cash equivalents	—	(142,561,377)	(142,808,377)
Increase in restricted short-term investments	—	(22,409,556)	(22,409,556)
Additions to property, plant and equipment	(875,755)	(40,350,348)	(42,951,761)

Net cash used in investing activities	(875,755)	(205,321,281)	(208,169,694)

Financing activities:
Issuance of long-term debt and financial derivative	—	143,100,000	143,100,000
Debt issuance costs	—	(9,334,646)	(9,334,646)
Issuance of common stock to third parties	—	86,158,563	86,158,563
Temporary equity advanced from parent	—	4,301,558	4,301,558
Capital distributions to parent		(5,480,712)	(5,480,712)
Capital contributions from parent	5,479,147	6,424,972	16,133,464

Net cash provided by financing activities	5,479,147	225,169,735	234,878,227

Increase (decrease) in cash and cash equivalents	—	13,555,890	13,580,933
Cash and cash equivalents, beginning of period	—	25,043	—

Cash and cash equivalents, end of period	$—	$13,580,933	$13,580,933

Noncash investing and financing activities:
Property, plant and equipment costs accrued	$299,993	$4,600,835	$4,600,835
Debt issuance costs accrued	—	88,446	88,446
Interest cost accrued to long-term debt	—	741,803	741,803

See notes to unaudited consolidated financial statements.

PANDA ETHANOL, INC. AND SUBSIDIARIES

(A Development Stage Enterprise)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2005 and 2006,

And For the Period from Inception through September 30, 2006

(UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION

Panda Ethanol, Inc. (“Panda Ethanol” or collectively with its subsidiaries the “Company”)(a Delaware corporation) is a wholly owned subsidiary of Panda Energy International, Inc. (“PEII”). PEII commenced development activities with respect to ethanol manufacturing facilities on November 1, 2004, which is the inception date of the accompanying financial statements. Panda Ethanol was incorporated in May 2006. The financial statements are presented on a “carved out” basis and reflect the ethanol project development activities as if Panda Ethanol had been incorporated, with 13,817,341 common shares (par value $.001) initially outstanding and held by PEII, for all periods presented (see Note 4). The retrospective presentation under the current capital structure had no impact on net loss, any asset or liability, or net shareholders’ equity. Panda Ethanol indirectly holds a 100% interest in Panda Hereford Ethanol, L.P. (“Hereford Ethanol”), Panda Haskell Ethanol, L.P. (“Haskell Ethanol”), Panda Yuma Ethanol, L.P. (“Yuma Ethanol”) and Panda Sherman Ethanol, L.P. (“Sherman Ethanol”), which were formed to construct and own ethanol manufacturing facilities in Hereford, Texas; Haskell County, Kansas; Yuma County, Colorado; and Sherman County, Texas, respectively. Panda Ethanol also indirectly holds 100% interests in other subsidiaries which own ethanol projects expected to be located in various other states. See Note 6.

Development Stage Enterprise and Liquidity – The Company is in the development stage and has no operating revenues. Financial support initially had been provided in the form of equity contributions and temporary equity advances from PEII; however, there can be no assurance that PEII will continue to provide financial support in the future. Additionally, as discussed in Notes 4 and 6, the Company completed private equity transactions in June and December 2006, and as discussed in Note 5, the Company completed debt financing for the Hereford Facility in July 2006. Management believes that confirmed capital resources, including proceeds from the completed equity and debt financing transactions, will be adequate to meet the Company’s anticipated working capital and capital expenditure requirements for the next twelve months. Management plans to seek additional equity and debt financing to fund the Company’s continued operation and expansion. There can be no assurance that the Company will be successful in obtaining additional financing.

The consolidated financial statements include the accounts of all subsidiaries or projects in which the Company has a controlling financial interest or is the primary beneficiary. All intercompany accounts and transactions are eliminated in consolidation.

2. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates — The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and reflect all adjustments, consisting solely of normal recurring adjustments, needed to present fairly the financial results for the interim periods. These financial statements include some amounts that are based on management’s best estimates and judgments. These estimates may be adjusted as more information becomes available, and any adjustment could be significant. The impact of any change in estimates is included in the determination of earnings in the period in which the change in estimate is identified. The results of operations for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

Condensed footnote disclosures — The Company has omitted certain footnote disclosures that would substantially duplicate the disclosures contained in the Company’s audited financial statements. The accompanying unaudited interim financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2005.

Restricted cash and cash equivalents — Restricted cash and cash equivalents are highly liquid investments with original maturities of three months or less at date of purchase, the use of which is contractually restricted to construction of the Hereford facility.

Restricted short-term investments — Restricted short-term investments are highly liquid investments with original maturities of more than three months at date of purchase, the use of which is contractually restricted to construction of the Hereford facility. The Company expects to hold such investments to maturity. The investments, which are carried at amortized cost, will mature before March 31, 2007.

Capitalization of interest — The Company capitalizes interest cost on construction in progress and capitalized development costs in accordance with the requirements of Statement of Financial Accounting Standards (“SFAS”) No. 34, Capitalization of Interest Cost, and SFAS No. 62, Capitalization of Interest Cost in Situations Involving Certain Tax-Exempt Borrowings and Certain Gifts and Grants. These standards require that a certain portion of interest cost be capitalized as part of the historical cost of developing or constructing an asset. For assets financed with restricted tax-exempt borrowings, SFAS No. 62 requires the capitalization of all interest cost incurred on such borrowings, less any interest earned on temporary investment of the proceeds of those borrowings, from the date of borrowing until the specified qualifying assets acquired with those borrowings are ready for their intended use.

Derivative Financial Instruments and Hedging Activities — Derivative financial instruments are currently utilized by the Company to reduce its exposure to market risks from changes in interest rates. These derivative financial instruments consist of interest rate swaps. Additionally, the subordinated debt issued in connection with the Hereford project contains an embedded derivative financial instrument which is based upon certain future cash flows of the project (see Note 5). Periodically, the Company may enter into derivative financial instruments to hedge the price of ethanol or the cost of corn used in the production of ethanol. The Company does not currently hold or issue derivative financial instruments for speculative or trading purposes. Derivative financial instruments are recorded on the balance sheet as either an asset or a liability measured at fair value. If the derivative does not qualify as a hedge or is not designated as a hedge, the change in fair value of the derivative is recognized currently in earnings. If the derivative qualifies for hedge accounting, the change in fair value of the derivative is recognized either currently in earnings or deferred in other comprehensive income depending on the type of hedge and to what extent the hedge is effective.

The Company has designated, documented and assessed hedging relationships, which resulted in cash-flow hedges that require the Company to record the derivative instruments at fair value on its balance sheet with a corresponding charge or credit to other comprehensive loss. Any hedge ineffectiveness is recorded currently in earnings. Amounts are reclassified from other comprehensive losses into earnings as the underlying forecasted transactions occur.

Allocation of Administrative Costs — As discussed in Notes 1 and 4, the Company is in the development stage and was a wholly-owned subsidiary of PEII until June 7, 2006. Until October 1, 2006, the Company had no employees nor offices. Prior to that date, its activities were conducted by PEII employees in the offices of PEII. Accordingly, the Company’s financial statements include development and administrative expenses allocated from PEII, its former parent. Such allocated expenses include both salary and nonsalary costs. Allocation of salary costs from the parent is performed on an individual employee basis and is based upon the proportionate share of each employee’s time dedicated to ethanol projects. Nonsalary costs which are not specifically identifiable to projects (such as employee benefits, office rent, information technology and other office expenses) are allocated from the parent in proportion to allocated salary costs. Management believes the allocation methodology is reasonable and represents management’s best available estimate of actual costs incurred for the ethanol development activities; however, such allocations may not necessarily be representative of the actual costs that would have been incurred by the Company as a stand-alone company.

Recent Accounting Pronouncements — In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 153, Exchange of Nonmonetary Assets—an amendment of APB Opinion No. 29 (“SFAS 153”). SFAS 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal years beginning after June 15, 2005. The Company adopted SFAS 153 on January 1, 2006 and the adoption of SFAS 153 did not have an impact on the Company’s financial position, cash flows or results of operations.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs—an amendment of Accounting Research Bulletin (“ARB”) No. 43, Chapter 4 (“SFAS 151”). SFAS 151 amends ARB No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) should be recognized as current period charges. It also requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 is effective for fiscal years beginning after June 15, 2005. The Company adopted SFAS 151 on January 1, 2006 and the adoption of SFAS 151 did not have an impact on the Company’s financial position, results of operations or cash flows.

In March 2005, the FASB issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations (“FIN 47”). FIN 47 clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The Company adopted FIN 47 on December 31, 2005 and the adoption of FIN 47 did not have an impact on the Company’s financial position, cash flows or results of operations.

In May 2005, the FASB issued Statement No. 154, Accounting Changes and Error Corrections: a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principles. This statement also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This statement requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to do so. The requirements for SFAS 154 are effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted SFAS 154 on January 1, 2006 and the adoption of SFAS 154 did not have an impact on the Company’s financial position, cash flows or results of operations.

In February 2006, the FASB issued Statement No. 155, Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140 (“SFAS 155”). SFAS 155 establishes, among other things, the accounting for certain derivatives embedded in other financial instruments. This combination is referred to as a hybrid financial instrument. SFAS 155 is effective for all financial instruments acquired, issued or subject to a remeasurement (new basis) event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not believe the adoption of SFAS 155 will have a significant impact on the Company’s financial position, cash flows or results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 requires the use of a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. The Company is required to adopt FIN 48 effective January 1, 2007. The cumulative effect of initially adopting FIN 48 will be recorded as an adjustment to opening retained earnings in the year of adoption and will be presented separately. Only tax positions that meet the more likely than not recognition threshold at the effective date may be recognized upon adoption of FIN 48. The Company does not believe the adoption of FIN 48 will have a significant impact on its financial position, results of operations or cash flows.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company has not yet determined the impact that the implementation of SFAS 157 will have on its financial position or results of operations.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 addresses quantifying the financial statement effects of misstatements, specifically, how the effects of prior year uncorrected errors must be considered in quantifying misstatements in the current year financial statements. SAB 108 does not amend or change the SEC staff’s previous positions in Staff Accounting Bulletin No. 99, Materiality, regarding qualitative considerations in assessing the materiality of misstatements. SAB 108 is effective for fiscal years beginning after November 15, 2006. The Company does not expect the adoption of SAB 108 to have a material impact on its financial position, results of operations or cash flows.

3. ETHANOL PROJECTS

The Company is constructing an ethanol manufacturing facility with an expected annual capacity of 105 million gallons of denatured ethanol in Hereford, Texas (“Hereford Facility”). The Hereford Facility, which is owned by Hereford Ethanol, is being constructed under a fixed-price, turnkey engineering, procurement, and construction (“EPC”) contract with Lurgi PSI, Inc. (“Lurgi”). Lurgi will install a biomass conversion system to be manufactured by Energy Products of Idaho, Inc. (“EPI”), which will use cattle manure and cotton gin waste to generate process steam used in the production of ethanol. The total commitments under the Lurgi and EPI contracts, which became effective upon completion of financing for the Hereford Facility on July 28, 2006 as discussed in Note 5, are approximately $186 million. The total cost of the Hereford Facility, including interest during construction, initial inventories, working capital and debt service reserves, is expected to be approximately $269 million. Construction of the Hereford Facility, which commenced in August 2006, is proceeding on schedule and is currently expected to be completed in the fourth quarter of 2007.

The Company also has other ethanol manufacturing facilities under development. Projects owned by Haskell Ethanol, Yuma Ethanol and Sherman Ethanol have been announced, and additional projects are also under development in various states (see Note 6). The Company’s ethanol manufacturing facilities under development or construction are collectively referred to as the “Projects”.

The Haskell and Yuma facilities are also designed to each produce approximately 105 million gallons of denatured ethanol per year. The Company has received an air permit for the Yuma facility and is seeking debt and equity financing required to construct that facility. The Company has received an air permit for the Haskell facility and has applied for a waste water discharge permit for that facility. After receipt of the waste water discharge permit, the Company plans to seek the debt and equity financing required to commence construction of the Haskell facility.

4. CAPITAL STRUCTURE AND EQUITY

Capital Structure and Equity Contributions from Parent

The initial capitalization of Panda Ethanol at formation in May 2006 was 1,000 shares of common stock with a par value of $.01 per share. In June 2006, in anticipation of the private equity transaction discussed below, the number of shares of common stock issued and outstanding was increased by a stock dividend to 13,817,341 shares, and the par value was decreased to $.001 per share. The financial statements are presented as if the 13,817,341 shares of common stock, par value $.001 per share, had been issued initially and outstanding since inception. The retrospective presentation under the current capital structure had no impact on net loss, any asset or liability, or net equity. Amounts per share have also been retrospectively adjusted.

Until June 2006, PEII funded all project development and administrative activities for the Projects. In connection with the private equity transaction in June 2006 discussed below, PEII agreed to a total equity commitment of $13 million to Panda Ethanol which was reached in the first quarter of 2006. Accordingly, amounts funded by PEII in excess of the $13 million commitment which relate to specific projects are reflected on the balance sheet as temporary equity payable to parent. The amounts payable to parent do not bear interest and have no specific repayment terms. Panda Ethanol repaid $2.0 million to PEII in the third quarter of 2006 in connection with the Hereford Facility financing (see Note 5). The remaining amounts of temporary equity are expected to be repaid in the future, in amounts and at times not presently determinable, in connection with equity and debt financing transactions.

Through July 2006, the Company’s project development and administrative costs funded by PEII were treated as equity contributions, a portion of which are considered temporary equity as discussed above. Effective with August 2006, the Company is required to pay PEII on a monthly basis for the allocated costs under a Transition Services Agreement (“TSA”). Total charges under the TSA payable by the Company to PEII amounted to $1.9 million for the two months ended September 30, 2006. As of September 30, 2006, the Company owed $926,000 to PEII under the TSA, which is included in accounts payable to related party in the Company’s consolidated balance sheet.

In connection with the Hereford Facility debt financing (see Note 5), the Company paid a $3.5 million development fee to PEII in July 2006. The payment was treated as an equity distribution for accounting purposes.

Merger Transaction

On May 18, 2006 Panda Ethanol entered into an Agreement and Plan of Merger (“Merger Agreement”) with Cirracor, Inc. (“Cirracor”) and Grove Panda Investments, LLC (“Grove”). Grove was the owner of 71% of the common stock of Cirracor. The merger transaction became effective on November 6, 2006. Pursuant to the terms of the Merger Agreement, prior to the effective time of the merger, Cirracor was required to effect a reverse stock split whereby each share of Cirracor was converted into 0.340885 of a share of Cirracor stock amounting in the aggregate to 1,200,000 shares which represented 4% of the issued and outstanding stock of the surviving corporation at the merger effective date. The merger was structured so that Panda Ethanol merged into Cirracor with Cirracor as the surviving corporation. At the effective date of the merger, Cirracor changed its name to Panda Ethanol, Inc. Pursuant to the Merger Agreement, the surviving corporation granted certain piggyback registration rights to Grove.

In connection with the merger, the Company assumed the liabilities of Cirracor for merger-related costs. In addition, Cirracor divested itself of its operations, such that it did not have any ongoing business operations effective with the closing of the merger. Because Cirracor had no operations, and only net monetary liabilities, the merger transaction was treated for accounting purposes as a capital transaction, whereby the Company assumed the net monetary liabilities of Cirracor. As such, no fair value adjustments were necessary for any of the liabilities assumed. The merger transaction was accounted for as a reverse acquisition whereby the Company was deemed to be the acquirer for accounting purposes. Since no cash was exchanged in the merger, the Company recorded expenses relating to the transaction.

Equity Transaction

On June 7, 2006, the Company issued to accredited investors in a private offering an aggregate of 14,982,659 shares of common stock at a purchase price of $6.01 per share, for total gross proceeds of approximately $90.0 million. The Company incurred placement agent fees and expenses of approximately $3.9 million. Additional costs related to the financing included legal fees which totaled approximately $0.4 million. In connection with the private offering, the Company entered into a Registration Rights Agreement with the investors which requires the Company to file a registration statement with the SEC with respect to certain of the Company’s outstanding shares. In the event that the Company fails to file a registration statement within 75 days after the effective date of the merger with Cirracor (“Event Date”), it will be required to pay to the investors partial liquidated damages of 1% of the amount invested, with an additional 1% on each monthly anniversary of the Event Date. Under the agreement, 75% of the Panda Ethanol shares held by PEII will be subject to a six-month lockup period from the effective date of the registration statement.

Long Term Incentive Plan

In May 2006, as amended and restated on June 7, 2006, the Company adopted the Panda Ethanol, Inc. 2006 Long Term Incentive Plan (the “Plan”). The Plan authorizes the issuance of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards to employees, consultants and outside directors. A maximum of 3,333,333 shares of common stock may be delivered pursuant to awards under the plan. No awards have been granted under the plan.

5. LONG-TERM DEBT

On July 28, 2006, the Company closed three debt financing transactions, the proceeds of which will be used to finance the construction of the Hereford Facility and provide certain working capital for the project. The debt transactions include a $158.1 million senior secured credit facility (“Senior Debt”), a $30.0 million subordinated secured credit facility (“Subordinated Debt”), and $50.0 million of tax-exempt bonds (“Tax-Exempt Bonds”). As described below, the Senior Debt includes a letter of credit facility which supports the Tax-Exempt Bonds; accordingly, the total borrowing capacity under the three debt transactions is $188.1 million.

The Senior Debt is comprised of a $101.6 million term loan facility, a $5.0 million working capital facility, and a $51.5 million letter of credit facility. The Senior Debt is secured by substantially all of the assets of Panda Hereford Ethanol, L.P. The term loan facility has a seven-year maturity and generally bears interest at a variable annual rate equal to LIBOR plus a margin of 3.75% pre-completion and 3.50% post-completion. The working capital facility has a five-year maturity and generally bears interest at the same rate as the term loan. The letter of credit facility has a seven-year maturity and an annual fee of 3.75% pre-completion and 3.50% post-completion. The letter of credit facility supports the $50.0 million of Tax-Exempt Bonds which are discussed separately below. In addition to scheduled amortization during the applicable terms of the Senior Debt, a cash flow sweep provision requires between 30% and 100% of excess cash flow after scheduled debt service and capital expenditures to be applied quarterly to reduce the term loan principal. After the term loan has been fully repaid, 30% of the excess cash flow will be applied to a sinking fund account to cash collateralize the letter of credit facility supporting the Tax-Exempt Bonds. An additional cash flow sweep provision requires 25% of excess cash flow (after debt service on both the senior and subordinated debt) to be applied to reduce the Senior Debt principal until the Senior Debt balance is below $100 million.

At September 30, 2006, the Company had $63.1 million outstanding under the Senior Debt, which bore interest at a rate of 9.08% per annum (before impact of the interest rate swap agreement discussed below).

On August 28, 2006, the Company entered into an interest rate swap agreement to hedge its interest rate exposure on approximately 100% of the projected term loan balance outstanding during the construction period and lesser amounts after commercial operations commence. The Company has designated, documented and assessed hedging relationships in connection with the swap agreement, which results in no hedge ineffectiveness. Under the swap agreement, on a quarterly basis the Company pays a fixed rate of 5.215% and receives a variable rate based upon LIBOR. Including the pre-completion margin of 3.75%, the Company’s total interest rate on the term loan is effectively fixed at 8.965% during construction via the swap agreement. At September 30, 2006, the notional amount of the swap agreement was $63.1 million. The term of the swap agreement runs through 2011. The fair value of the swap agreement at September 30, 2006 was a liability of approximately $629,000, which is included in financial derivatives on the balance sheet with a corresponding charge to accumulated other comprehensive losses.

The Subordinated Debt has a term of up to seven years and bears interest at 12% per year. The Subordinated Debt is secured by a second lien on a portion of the collateral for the Senior Debt and, after commencement of commercial operations, a first lien on any funds available under a subordinated debt service reserve. Interest will be added to the principal of the loan until the first scheduled payment date for the term loan, with payment in cash thereafter. Beginning six months following completion of the Hereford Facility, a cash flow sweep provision requires 100% of excess cash flow after Senior Debt service requirements and Subordinated Debt interest to be applied to reduce the Subordinated Debt principal up to targeted amortization amounts of $1 million to $2 million per quarter. In addition, the Subordinated Debt lender is entitled to a royalty of 8.5% of distributable cash flows as defined. The royalty will be payable for the longer of (a) four years from substantial completion of the

Hereford Facility or (b) the remaining term of the Subordinated Debt. A further cash flow sweep provision requires prepayment of Subordinated Debt principal equal to 15% of distributable cash flows, as defined, after Senior Debt service, Subordinated Debt service and royalty payments.

The 8.5% royalty interest in the Subordinated Debt discussed above is considered to be an embedded derivative financial instrument. The fair value of the royalty interest at inception, which is estimated to be approximately $8,668,000, has been accounted for as a financial derivative liability separate from the loan. Accordingly, the carrying value of the loan was reduced by a discount of that amount at inception. The discount will be amortized over the life of the Subordinated Debt, resulting in a scheduled effective annual interest rate of 20.5% on the Subordinated Debt. The effective annual interest rate may be affected by accelerated principal payments under the cash flow sweep provisions. The fair value of the royalty interest at September 30, 2006 was estimated to be a liability of approximately $8,333,000, which is included in financial derivatives on the balance sheet. The change in fair value from inception of $335,000 has been recognized in earnings in the statement of operations.

At September 30, 2006, the Company had $30.0 million outstanding under the Subordinated Debt which bore interest at a rate of 12% per annum, plus $610,000 in accrued pay-in-kind interest which was added to the principal balance on the last day of the quarter. The unamortized discount related to the royalty interest amounted to approximately $8,536,000, resulting in a net carrying value of approximately $22,074,000 for the Subordinated Debt at September 30, 2006.

The Tax-Exempt Bonds are industrial revenue bonds issued by the Red River Authority, a governmental agency of the State of Texas. The Tax-Exempt Bonds are supported solely by the Senior Debt letter of credit facility and do not constitute indebtedness of the Red River Authority, the State of Texas or any political subdivision thereof. The economic substance of the Tax-Exempt Bonds is analogous to a direct borrowing by Panda Hereford Ethanol, L.P. The Tax-Exempt Bonds bear interest at a variable rate which will be reset on a weekly basis by the remarketing agent (the initial rate was 3.70%). Although the Tax-Exempt Bonds have a stated maturity of 24 years, the supporting letter of credit facility has a seven-year maturity as stated above; thus the Tax-Exempt Bonds effectively also have a seven-year maturity unless the letter of credit facility is refinanced at maturity.

At September 30, 2006, the Company had $50.0 million outstanding under the Tax-Exempt Bonds, which bore interest at a rate of 3.78% per annum.

From July 28, 2006 (the closing date for the debt transactions) through September 30, 2006, the net amount of capitalized interest cost was approximately $0.8 million. See Note 2 for a discussion of the Company’s accounting policy for capitalization of interest.

The scheduled principal maturities of net long-term debt for each of the five calendar years succeeding 2006 and thereafter are as follows:

2007	$—
2008	8,414,157
2009	14,293,876
2010	15,388,876
2011	15,493,876
Thereafter	90,119,215

Subtotal	143,710,000
Less unamortized discount on subordinated debt	(8,536,197)

Total	$135,173,803

6. SUBSEQUENT EVENTS

On December 1, 2006, the Company issued to accredited investors (including PEII) in a private offering an aggregate of 1,066,667 shares of common stock at a purchase price of $7.50 per share, for total gross proceeds of

$8.0 million. PEII purchased 400,000 shares for $3.0 million and unaffiliated investors purchased 666,667 shares for $5.0 million. The Company incurred placement agent fees, legal fees and expenses of approximately $0.3 million. After the transaction, PEII beneficially owns 45.8% of the Company’s outstanding common stock. In connection with the private offering, the Company entered into a Registration Rights Agreement with the investors which requires the Company to file a registration statement with the SEC which includes the shares issued in the transaction. In the event that the Company fails to file a registration statement within 75 days after the effective date of the merger with Cirracor (“Event Date”), it will be required to pay to the investors partial liquidated damages of 1% of the amount invested, with an additional 1% on each monthly anniversary of the Event Date.

In the fourth quarter of 2006, the Company announced the development of ethanol projects in Muleshoe, Texas and Lincoln County, Nebraska. The Company has filed applications for air permits for these projects.